FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 14, 2007

                              Rub A Dub Soap, Inc.
             (Exact name of registrant as specified in its charter)



    Nevada                        333-98315                     84-1609495
---------------              -------------------           -------------------
(State of                   (Commission File No.)            (IRS Employer
 Incorporation)                                             Identification No.)


               2591 Dallas Parkway, Suite 102, Frisco, Texas 75034
               ---------------------------------------------------

           (Address of principal execute offices, including zip code)

                                  (469)633-0100
                                  -------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   Unregistered Sales of Equity Securities
            ---------------------------------------

     On February 14, 2007, the Board of Directors authorized the issuance of 160,600 restricted shares of common stock to Halter Capital Corporation ("Halter") in full payment of $28,265.45 of expenses paid by Halter on behalf of the Registrant for various legal and accounting expenses. Halter is an affiliate of the directors. On March 14, 2007, the Company determined that such issuance would result in an accounting expense greatly in excess of the true value of the transaction, and the parties agreed to rescind the transaction. The shares have been cancelled and the amount of the advances added as contributed capital.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 14, 2007                         Rub A Dub Soap, Inc.
                                                (Registrant)

                                                By:/s/ Kevin Halter, Jr.
                                                ------------------------
                                                Kevin Halter, Jr., President
                                                and Chief Executive Officer